EXHIBIT 10 (b)


                                     WRITTEN CONSENT OF DELOITTE & TOUCHE LLP




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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 2-89550 of FutureFunds Series Account of Great-West Life & Annuity Insurance Company of our report dated February 12, 1998 on the financial statements of FutureFunds Series Account and our report dated January 23, 1998 on the financial statements of Great-West Life & Annuity Insurance Company and to the reference to us under the heading "Independent Auditors" appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
March 27, 1998